UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 31, 2020

Date of Report (Date of earliest event reported)

EVIO, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2654 W. Horizon Ridge Parkway, Ste B5-208 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 748-9944

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William Waldrop notified EVIO, Inc. of his resignation as Chief Executive Officer and Chair of the Board of Directors effective December 31, 2020. Mr. Waldrop’s resignation is concurrent to expiration of his employment agreement and was not the result of any disagreement or other dispute with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Waldrop will continue to serve as a consultant to the company to assist with transition to new CEO.

Appointment of Interim Chief Executive Officer

Effective January 1, 2021, Lori Glauser, Chief Operating Officer and President, will serve as Interim Chief Executive Officer and Chair of the company. Ms. Glauser’s employment agreement has been renewed for a period of two years, with a salary of $180,000 per year.

Ms. Glauser, age 51, has been Chief Operating Officer and Director of the company since the company’s inception in August, 2014. Ms. Glauser has 30 years’ experience in technology and strategic consulting. Ms. Glauser began her career as an engineer at Stone & Webster Engineering in 1991. In 1995 she joined Stone & Webster Management Consultants. From 2007 until 2014, Ms. Glauser held several roles in management consulting and advised several startup companies. Her positions included Senior Manager, Advisory Services at EY, Managing Consultant at IBM Global Business Services, Product Manager at Itron, Inc., and Associate Director at SNL Financial. Ms. Glauser holds a BS in Mechanical Engineering with a minor in Materials Science from the University of New Hampshire, and an MBA from the University of Alabama in Huntsville.

Forward-Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVIO, INC.,

Date: January 4, 2021	By:	/s/ Lori Glauser
Lori Glauser
Chief Executive Officer